Exhibit (h)(iv)

                          SUB-TRANSFER AGENCY AGREEMENT

         AGREEMENT made this 29th day of October, 2001, between FIFTH THIRD BANK("Fifth Third") an Ohio State chartered bank, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation.

         WHEREAS, Fifth Third has entered into a Transfer Agency and Accounting Services Agreement, dated December 12, 1989 as emended (the "Services Agreement"), with Fifth Third Funds (the "Company"), a Massachusetts business trust registered with the Securities and Exchange Commission (the "Commission"), concerning the provision of various services, including but not limited to transfer agency services, for the investment portfolios of the Company, all as now or hereafter may be established from time to time (individually referred to herein as a "Fund" and collectively as the "Funds");

         WHEREAS, Fifth Third desires to retain BISYS to assist it in performing certain transfer agency services for the Funds; and

         WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.     Services as the Sub-Transfer Agent.
                ----------------------------------

         BISYS shall perform the transfer agency services set forth in Schedule A hereto. BISYS agrees to perform such services in accordance with the service standards set forth in Schedule B hereto. BISYS also agrees to perform such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. BISYS shall perform such additional services as are provided on an amendment to this Agreement, in consideration of such fees as the parties hereto may agree.. In performing its duties under this Agreement, BISYS will act in conformity with the Company's Declaration of Trust, By-Laws, Prospectuses and Statements of Additional Information as in effect from time to time and will conform to and comply with the requirements of the Investment Company Act of 1940 (the "1940 Act") and all other applicable federal and state laws and regulations. BISYS shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent Fifth Third or the Company in any way and shall not be deemed an agent of Fifth Third or the Company.

                 BISYS may, in its discretion, appoint in writing other parties qualified to perform transfer agency services reasonably acceptable to Fifth Third (individually, a "Sub-transfer Agent") to carry out some or all of BISYS' responsibilities under this Agreement with respect to a Fund; provided, however, that the Sub-transfer Agent shall be the agent of BISYS and not the agent of Fifth Third or such Fund, and that BISYS shall be fully responsible for the acts of such Sub-transfer Agent and shall not be relieved of any of BISYS' responsibilities hereunder by the appointment of such Sub-transfer Agent.

         2.     Fees.
                -----

                Fifth Third shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth inSchedule C hereto.

         3.     Reimbursement of Expenses and Miscellaneous Service Fees.
                ---------------------------------------------------------

         (A) In addition to paying BISYS the fees referred to in Section 2 hereof, Fifth Third agrees to reimburse BISYS for the following out-of-pocket expenses:


                 (a) All freight and other delivery and bonding charges incurred by BISYS in delivering materials to and from Fifth Third and/or the Company and in delivering all materials to shareholders;

            (b)  All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS in communication with Fifth Third and/or the Company, the Company's investment advisor or custodian, dealers, shareholders or others as required for BISYS to perform the services to be provided hereunder;

                 (c)  Sales taxes paid on behalf of the Company;

                 (d)  Expenses associated with the tracking of "as-of" trades;

                 (e) The cost of microfilm or microfiche of records or other materials;

                 (f)  Costs of NSCC processing;

                 (g)  Costs of IRA custody and tax reporting; and

                 (h) Any expenses BISYS shall incur at the direction of Fifth Third or an officer of the Company thereunto duly authorized.


         (B) In addition, BISYS shall be entitled to receive the following fees:

                (a) A fee for managing and overseeing the report, print and mail functions performed by BISYS using third-party vendors;

                (b) System development fees, billed at the rate of $150 per hour, as approved by Fifth Third, and all systems-related expenses, agreed in advance, associated with the provision of special reports and services;

                (c) Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other forms of printed material (including the costs of preparing and printing all printed materials) which shall be required by BISYS for the performance of the services to be provided hereunder; and

                (d) Ad hoc reporting fees, billed at an agreed upon rate.


         4.     Effective Date.
                ---------------

                This Agreement shall become effective as of the effective date of the consolidation of the Old Kent Funds into the Fifth Third Funds (the "Effective Date").

         5.     Term.
                -----

                This Agreement shall continue in effect with respect to a Fund, unless earlier terminated by either party hereto as provided hereunder, until October 31, 2004 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of a notice of non-renewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of 60 days advance written notice by the party alleging cause. Written notice of non-renewal must be provided at least 60 days prior to the end of the Initial Term or any Rollover Period, as the case may be.

                For purposes of this Agreement, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; (d) any failure on the part of the Company or Fifth Third to pay an amount that is due and payable to BISYS or any of its affiliates under this Agreement or any other agreement to which the Company or Fifth Third is a party within 60 days following the due date; or (e) pursuant to an exercise of Fifth Third's right to terminate for a "service standard deficiency" as outlined in Schedule B. For purposes of this definition of "cause" a material breach shall include, but not be limited to, any failure on the part of the Company or Fifth Third to pay fees due and payable to BISYS pursuant to Section 2 and 3 hereunder within 60 days following the due date.

                After such termination for so long as BISYS, with the written consent of Fifth Third, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provision dealing with indemnification, shall continue in full force and effect. Compensation due BISYS and unpaid by Fifth Third upon such termination shall be immediately due and payable upon and notwithstanding such termination. With the approval of Fifth Third (which approval shall not be unreasonably withheld), BISYS shall be entitled to collect from Fifth Third, in addition to the compensation described under Sections 2 and 3 hereof, the amount of all of BISYS' reasonable cash disbursements for services in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Company, Fifth Third, and/or their respective designees of the Company's and Fifth Third's property, records, instruments and documents.

                If, for any reason other than non-renewal, mutual agreement of the parties or "cause", as defined above, BISYS is replaced as service provider, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any Sub-Transfer Agent appointed by BISYS as provided in Section 1 hereof), then Fifth Third shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to fifty percent (50%) of the lesser of (A) the balance due BISYS for the next two years of the then-current term of this Agreement or (B) the balance due BISYS for the remainder of the then-current term of this Agreement, assuming for purposes of calculation of the payment that such balance shall be based upon the average amount of the Company's assets for the twelve months prior to the date BISYS is replaced or a third party is added.

                The parties further acknowledge and agree that, in the event BISYS is replaced, or a third party is added, as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

         6.     Uncontrollable Events.
                ----------------------

                BISYS assumes no responsibility hereunder, and shall not be liable for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. BISYS shall, however, be obligated to design and institute reasonable procedures to prevent or limit any such damages, loss of data, delay or other loss.

         7.     Legal Advice.
                -------------

                BISYS shall notify Fifth Third at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement; and after so notifying Fifth Third, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of qualified legal counsel of its choosing, reasonably acceptable to Fifth Third and BISYS shall in no event be liable to the Company, or any Fund, or any shareholder or beneficial owner of the Company for any action reasonably taken pursuant to such advice.

         8.     Instructions.
                -------------

                Whenever BISYS is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, BISYS shall be entitled to rely upon any certificate, letter or other instrument or communication, believed by BISYS to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Company or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Company or any other person authorized by the Company's Board of Trustees or by the shareholder or shareholder's agent, as the case may be.

                As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Company relating to the Funds to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from Fifth Third or the Company.

         9. Standard of Care; Reliance on Records and Instructions; Indemnification.
                -------------------------------------------------------

                BISYS shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to Fifth Third or the Company for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. Fifth Third agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by a duly authorized representative of the Company or Fifth Third; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties; and further provided that prior to confessing any claim against it which may be the subject of this indemnification, BISYS shall give Fifth Third written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS.

                Any person, even though also an officer, director, employee or agent of BISYS who may be or become an officer, Trustee, employee or agent of the Company, shall be deemed, when rendering services to the Company or to any Fund, or acting on any business of the Company or of any Fund (other than services or business in connection with BISYS' duties hereunder) to be rendering such services to or acting solely for the Company or the Fund and not as an officer, director, employee or agent or one under the control or direction of BISYS even though paid by BISYS.

         10.    Record Retention and Confidentiality.
                -------------------------------------

                BISYS shall keep and maintain on behalf of the Company all books and records that it is, or may be, required to keep and maintain in connection with the services provided hereunder pursuant to all applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act. BISYS further agrees that all such books and records shall be the property of the Company and to make such books and records available for inspection by Fifth Third or the Company or by the Securities and Exchange Commission (the "Commission") at reasonable times and otherwise to keep confidential all books and records and other information relative to the Company and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by Fifth Third or the Company, the shareholder, or shareholder's agent, or the dealer of record as to such account. BISYS agrees to surrender promptly such books and records upon request by Fifth Third or the Company.

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

         11.    Reports.
                --------

                BISYS will furnish to Fifth Third and/or the Company and to the Company's properly- authorized auditors, investment advisors, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Company or Fifth Third in writing, such reports at such times as are prescribed in Schedule D attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Schedule D. Fifth Third agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein.

         12.    Rights of Ownership.
                --------------------

                All computer programs and procedures developed to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data except such computer programs and procedures are the exclusive property of the Company and all such other records and data will be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement for any reason.

         13     Bank Accounts.

                Pursuant to the Services Agreement, the Company and the Funds have agreed to establish and maintain such bank accounts with such bank or banks as are selected by the Company, as are necessary in order that BISYS may perform the services required to be performed hereunder. To the extent that the performance of such services shall require BISYS directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Company and Funds have agreed to provide such bank or banks with all instructions and authorizations necessary for BISYS to effect such disbursements.

         14.    Representations of Fifth Third.
                -------------------------------

                Fifth Third certifies to BISYS that: (a) as of the close of business on the Effective Date, each Fund which is in existence as of the Effective Date has authorized unlimited shares, and (b) this Agreement has been duly authorized by Fifth Third and, when executed and delivered by Fifth Third, will constitute a legal, valid and binding obligation of Fifth Third, enforceable against Fifth Third in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         15.    Representations of BISYS.
                -------------------------

                BISYS represents and warrants that: (a) BISYS has been in, and shall continue to be in, substantial compliance with all provisions of law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required in connection with the performance of its duties under this Agreement; (b) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Company and BISYS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder; and (c) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         16.    Insurance.
                ----------

                BISYS shall notify Fifth Third should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. BISYS shall notify Fifth Third of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify Fifth Third from time to time as may be appropriate of the total outstanding claims made by BISYS under its insurance coverage.

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

         17.    Information Furnished by Fifth Third.
                -------------------------------------

                Fifth Third has furnished to BISYS the following:

                (a) Copies of the Declaration of Trust of the Company and any amendments thereto, certified by the proper official of the state in which each such document has been filed.

                (b)   Copies of the following documents:

                      1.     The Company's Bylaws and any amendments thereto;

                      2.     Certified copies of the following resolutions:

                                    Resolutions of the Board of Trustees of the Company authorizing (i) Fifth Third to provide transfer agency services for the Company and (ii) specified officers of the Company to instruct Fifth Third pursuant to the Services Agreement.

                (c) A list of all officers of the Company and Fifth Third, together with specimen signatures of those officers, who are authorized to instruct BISYS in all matters.

                (d) Two copies of the following (if such documents are employed by the Company):

                      1.     Prospectuses and Statement of Additional
                             Information;

                      2.     Distribution Agreement; and

                      3. All other forms commonly used by the Company or its Distributor with regard to their relationships and transactions with shareholders of the Funds.

                (e) A certificate as to shares of beneficial interest of the Company authorized, issued, and outstanding as of the Effective Date of this Agreement and as to receipt of full consideration by the Company for all shares outstanding, such statement to be certified by the Treasurer of the Company.

         18.    Information Furnished by BISYS.
                -------------------------------

                BISYS has furnished to Fifth Third the following:

                (a)   BISYS' Articles of Incorporation.

                (b)   BISYS' Bylaws and any amendments thereto.

                (c) Certified copies of actions of BISYS covering the following matters:

                      1. Approval of this Agreement, and authorization of a specified officer of BISYS to execute and deliver this Agreement;

                      2. Authorization of BISYS to act as Sub-Transfer Agent for the Company.

                (d) A copy of the most recent independent accountants' report relating to BISYS' internal accounting control systems as filed with the Commission pursuant to Rule 17Ad-13 under the Exchange Act.

         19.    Amendments to Documents.
                ------------------------

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

                Fifth Third shall furnish BISYS written copies of any amendments to, or changes in, any of the items referred to in Section 17 hereof forthwith upon such amendments or changes becoming effective. In addition, Fifth Third agrees that no amendments will be made to the Prospectuses or Statement of Additional Information of the Company which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless Fifth Third first obtains BISYS' approval of such amendments or changes.

         20.    Reliance on Amendments.
                -----------------------

                BISYS may rely on any amendments to or changes in any of the documents and other items to be provided by Fifth Third pursuant to Sections 17 and 19 of this Agreement and Fifth Third hereby indemnifies and holds harmless BISYS from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of BISYS in reasonable reliance upon such amendments and/or changes. Although BISYS is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 17and 19 hereof, BISYS shall be under no duty to comply with or take any action as a result of any of such amendments or changes unless Fifth Third first obtains BISYS' written consent to and approval of such amendments or changes.

         21.    Compliance with Law.
                --------------------

                Fifth Third represents and warrants that the Company has assumed full responsibility for the preparation, contents, and distribution of each prospectus of the Company as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction except for any noncompliance caused by the actions of Fifth Third and its affiliates and agents or based upon information provided by Fifth Third and its affiliates and agents. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Company's shares. Fifth Third further represents and warrants that no shares of the Company will be offered to the public until the Company's registration statement under the 1933 Act and the 1940 Act has been declared or becomes effective.

         22.    Notices.
                --------

                Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: if to Fifth Third, at 38 Fountain Square Plaza, Mail Drop 1090E2, 14th Floor, Cincinnati, Ohio 45263, Attention: Rick Ille; and if to BISYS, at 3435 Stelzer Road, Columbus, Ohio 43219, Attention: President; with a copy to The BISYS Group, Inc., 90 Park Avenue, New York, New York 10016,
Attention: General Counsel; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         23.    Headings.
                ---------

                Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         24.    Assignment.
                ----------

                This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         25.    Governing Law.
                -------------

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

                This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that applicable laws of the State of Ohio or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

         26.    Proprietary and Confidential Information.
                ----------------------------------------

                BISYS agrees on behalf of itself and its officers and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Fifth Third, which approval shall not be unreasonably withheld and may not be withheld where BISYS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Fifth Third.


         27.      Limitation of Liability
                  -----------------------

         BISYS WILL NOT BE LIABLE TO FIFTH THIRD, THE COMPANY, ANY FUND OR ANY THIRD PARTY FOR ANY PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOSS OR DAMAGE OF DATA, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT OR THE PROVISION OF SERVICES HEREUNDER, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, DESPITE ANY CONTRARY PROVISION IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL BISYS' AGGREGATE LIABILITY TO FIFTH THIRD, THE FUND, THE COMPANY OR ANY THIRD PARTY EXCEED THE TOTAL AMOUNT OF COMPENSATION PAID TO BISYS DURING THE 6 MONTHS IMMEDIATELY PRIOR TO THE DATE ON WHICH THE ALLEGED DAMAGES WERE CLAIMED TO HAVE BEEN INCURRED, REGARDLESS OF THE CAUSE OR FORM OF ACTION.

         28.      Privacy
                  -------
                  Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of Fifth Third or the Company to BISYS, or collected or retained by BISYS in the course of performing its duties as sub-transfer agent shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS except at the direction of Fifth Third or the Company or as required or permitted by law. BISYS shall have in place and shall maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Funds. Fifth Third represents to BISYS that Fifth Third has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide BISYS with a copy of such statement annually. In addition, Fifth Third has been advised that the Company has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P, and Fifth Third agrees that BISYS will be provided with a copy of such statement annually by Fifth Third or the Company.

         29.      Amendments.
                  -----------

                  No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties hereto.

         30.      Multiple Originals.
                  -------------------

                  This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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

         31.      Matters Relating to the Trust as a Massachusetts Business
                  Trust.
                  ---------------------------------------------------------

                  The names "Fifth Third" and "Trustees of the Fifth Third" refer respectively to the business trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of September 15, 1988 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust, belonging to such Fund for the enforcement of any claims against the Trust.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                            FIFTH THIRD BANK

                                            By: /s/ James D. Berghausen
                                                -------------------------------

                                            Title: SVP/CIO

                                            BISYS FUND SERVICES OHIO, INC.

                                            By: /s/ William J. Tomko
                                                -------------------------------

                                            Title: President














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

                                   SCHEDULE A
                                     TO THE
                          SUB-TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


ARTICLE I.        SERVICES


                                 TRANSFER AGENT

------------ -----
    BISYS     5/3  RECORDKEEPING
------------ -----
X                  1.    Produce monthly shareholder statements by the fifth
                   business day
------------ -----
X                  2.    Post shareholder transactions
------------ -----
X                  3.    Produce and mail daily confirmations to shareholders
------------ -----
X                  4.    Produce and mail dividend and redemption checks
------------ -----
X                  5.    Balance daily transaction activity
------------ -----
X                  6.    Disburse dividends and capital gains
------------ -----
X                  7.    Maintain shareholder information files
------------ -----
X                  8.    Manage daily ACH transmissions
------------ -----
X                  9.    Monitor NSCC activity
------------ -----
X                  10.   Complete cash settlement between funds, custodians,
                   NSCC and shareholders
------------ -----
X                  11.   Reconcile deposit, redemption, wire, check writing,
                   dividend and DDA's
------------ -----
X                  12.   Microfiche and/or Imaging of all source documentation
------------ -----
X                  13.   Prepare daily open items report
------------ -----
X                  14.   Distribute new account welcome kits
------------ -----
X                  15.   Calculate and produce shareholder tax records
------------ -----
X                  16.   Coordinate development of systematic enhancements
------------ -----
X                  17.   Communicate and coordinate corporate action events
------------ -----
X                  18.   Generate user defined reports from the shareholder
                   system
------------ -----
X                  19.   Perform legal review on all incoming transactions
------------ -----
X                  20.   Complete quality assurance review of transactions
------------ -----
X                  21.   Calculate and distribute sales commissions
------------ -----
X                  22.   Track and report sales activity
------------ -----
X                  23.   Accept and track incoming retirement rollover
                   subscriptions
------------ -----

------------ -----
    BISYS       5/3    I)  RETAIL FEATURES
------------ -----
X                  24.   Process previously-authorized purchases
------------ -----
X                  25.   Process systematic withdrawals
------------ -----
X                  26.   Complete gross dividend reinvestment
------------ -----
X                  27.   Process Payments to multiple payees
------------ -----
X                  28.   Develop and utilize interface capabilities
------------ -----
X                  29.   Manage FundServ linkage
------------ -----
X                  30.   Support full NSCC networking
------------ -----
X                  31.   Establish account relationship linking
------------ -----
X                  32.   Maintain 401(k) interface
------------ -----

------------ -----
X                  33.   Service 403(b) and 408(c) accounts
------------ -----
X                  34.   Manage cash sweeps between DDA's and mutual fund
                   accounts
------------ -----
X                  35.   Average cost accounting
------------ -----

------------ -----
    BISYS      5/3       SHAREHOLDER SERVICING
------------ -----
X                X 36.   Staff toll-free telephone lines from 8 a.m. to 9 p.m.
                   EST (BISYS to handle overflow calls only)
------------ -----
X                  37.   Answer general investment related questions
------------ -----
X                  38.   Process and verify telephone transactions
------------ -----
X                X 39.   Research and resolve account documentation issues
------------ -----
X                  40.   Handle shareholder correspondence including registered
                   complaints
------------ -----
X                  41.      Provide voice-response system account balances, Fund
                   yields, Fund NAVs and offering prices, and Fund total rates of returns
------------ -----
X                X 42.   Assist shareholder and tax form questions
------------ -----
X                X 43.   Assist sales representatives with establishing accounts
------------ -----
X                  44.   Send duplicate confirm, when required
------------ -----
X                  45.   Advise shareholders of procedures for changing account
                   options
------------ -----
X                X 46.   Provide phone support for marketing ad campaigns and
                   track effectiveness by assets and account size for Fund
                   direct accounts
------------ -----
X                X 47.   Support dedicated lines for institutional accounts
------------ -----
X                  48.   Provide agreements for corporation and partnerships to
                   establish accounts
------------ -----
X                  49.   Provide voice-response system which is available 24
                   hours per day
------------ -----
X                X 50.   Provide voice-mail for weekends and after business
                   hours
------------ -----
X                X 51.   Assist with management/implementation of DDA Sweep
------------ -----
X                X 52.   Institutional trade facilitation
------------ -----
X                X 53.   Conversion/implementation management
------------ -----

------------ -----
    BISYS     5/3        OTHER
------------ -----
X                  54.   24-hour toll-free systems technical support desk
------------ -----
X                X 55.   Coordinate use of outside vendors by Fund
------------ -----
X                X 56.   Literature fulfillment services (priced separately)
------------ -----
X                  57.   Report production unit
------------ -----
X                  58.   Dedicated programming and testing resources
------------ -----
X                X 59.   New product and services development team
------------ -----
X                  60.   Assigned client advocates
------------ -----

                                   SCHEDULE B

                      TO THE SUB-TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


         Pursuant to Section 1 of this Agreement, BISYS has agreed to perform the services described in this Agreement in accordance with the service standards set forth in this Schedule B. Such standards are contained on the page attached hereto. The parties agree that such service standards may be revised, from time to time, by mutual agreement.

         Each of the service standards will be monitored by a Quality Assurance team. In the event BISYS fails to meet a service standard in any particular month, BISYS agrees to take appropriate corrective measures within the following thirty-day period in order to be in compliance with the appropriate standard at the end of such thirty-day period; provided, however, that the foregoing requirement shall not apply in those instances in which BISYS's failure to meet a service standard was due to circumstances beyond its control.

         In the event BISYS fails to meet a particular service standard (except for any failure due to circumstances beyond its control) in two consecutive months, the fee payable to BISYS hereunder shall be reduced by one percent (1%) or such lower amount as the parties shall agree upon for the second of those two months. If such failure occurs in three consecutive months, the fee payable to BISYS hereunder shall be reduced by a total of one and one-half percent (1.5%) or such lower amount as the parties shall agree upon for the third of those three months.

         In the event BISYS fails to meet a particular service standard (except for any failure due to circumstances beyond its control) for any three months within a six-month period, such failure shall be deemed to be a service standard deficiency for purposes of the "cause" definition set forth in Schedule B to the Fee Agreement.

                               SERVICING STANDARDS



ITEM                                                             STANDARD

TRANSFER AGENCY (PROCESSING)

         NEW ACCOUNT SET-UP

                  Timeliness                 100% processed same day

                  Accuracy                   95%



         FINANCIAL QUALITY RATE

                  Timeliness                 100% processed same day

                  Accuracy                   95%

         MAINTENANCE ITEMS

                  Non-financial              5 business days

         NOT IN GOOD ORDER ITEMS             Call out next business day



         TRANSFER AGENCY (PRINT/MAIL)

         QUARTERLY STATEMENTS                Five business days

         DAILY CONFIRMS                      Three business days

         TRANSFER AGENCY (PHONES)

                Abandonment Rate             2.5% or less

                Average speed of answer      20 seconds or less

                Service level                85% of calls will be answered in 20
                                             seconds or less

                                   SCHEDULE C


                      TO THE SUB-TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                      FEES


In consideration of the services rendered and the expenses incurred pursuant to this Agreement, and subject to the annual minimum fees set forth below, BISYS shall be paid by Fifth Third on the first business day of each month, or at such other time(s) as the parties hereto shall agree, fees computed daily at the annual rate set forth below:

One one-hundredths of one percent (.01%) of the Company's average daily net assets.

In addition, BISYS shall be paid per account fees as follows:

ACCOUNTS                                        ANNUAL FEE
-------------------------------------------- -----------------------------------
0-100,000                                    Included within the asset-based fee
-------------------------------------------- -----------------------------------
100,001-150,000                              $5.00 per account
-------------------------------------------- -----------------------------------
Over 150,000                                 $7.50 per account
-------------------------------------------- -----------------------------------
Closed accounts                              $2.50 per account
-------------------------------------------- -----------------------------------

In the event that fund direct accounts exceed 100,000, the per account fee payable to BISYS shall be increased to reflect a mutually acceptable industry average per account fee for such accounts.

In addition to the above fees, BISYS shall be paid a multi-class annual fee of $5,000 for each additional class within each Fund.

BISYS shall be paid fifty one-thousandths of one percent (.005%.) of the company's average daily net assets for providing shareholder servicing until such time as Fifth Third internalize such shareholder servicing. All fixed and minimum fees set forth in this schedule shall be increased annually commencing on the one-year anniversary date of the Effective Date by the percentage increase since the Effective Date in consumer prices for services as measured by the United States Consumer Price Index entitled "All Services Less Rent of Shelter" or a similar index should such index no longer be published.

In addition, BISYS shall be entitled to be reimbursed for out-of-pocket expenses and to receive miscellaneous service fees as set forth in this Agreement.

                                   SCHEDULE D


                                     TO THE
                          SUB-TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                                     REPORTS

1.       Daily Shareholder Activity Journal

2.       Daily Fund Activity Summary Report

         a.     Beginning Balance

         b.     Dealer Transactions

         c.     Shareholder Transactions

         d.     Reinvested Dividends

         e.     Exchanges

         f.     Adjustments

         g.     Ending Balance

3.       Daily Wire and Check Registers

4.       Monthly Dealer Processing Reports

5.       Monthly Dividend Reports

6.       Sales Data Reports for Blue Sky Registration

7. Annual report by independent public accountants concerning BISYS' shareholder system and internal accounting control systems to be filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.